Exhibit 99.1

OPTION CARE HEALTH REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2024
BANNOCKBURN, IL., February 26, 2025 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights
•Net revenue of $1,346.4 million, up 19.7% compared to $1,124.4 million in the fourth quarter of 2023
•Gross profit of $268.4 million, or 19.9% of net revenue, up 8.6% compared to $247.1 million, or 22.0% of net revenue, in the fourth quarter of 2023
•Net income of $60.1 million, compared to net income of $57.2 million, in the fourth quarter of 2023 and diluted earnings per share of $0.35, up 9.4% compared to diluted earnings per share of $0.32 in the fourth quarter of 2023
•Adjusted net income of $75.5 million, compared to adjusted net income of $66.7 million in the fourth quarter of 2023 and adjusted diluted earnings per share of $0.44, up 15.8% compared to adjusted diluted earnings per share of $0.38 in the fourth quarter of 2023
•Adjusted EBITDA of $121.6 million, up 8.9% compared to $111.6 million in the fourth quarter of 2023
•Cash flow from operations of $36.1 million, down 29.1% compared to cash flow from operations of $51.0 million in the fourth quarter of 2023
•Repurchased approximately $90.0 million of stock in the fourth quarter of 2024
Full Year 2024 Financial Highlights
•Net revenue of $4,998.2 million, up 16.2% compared to $4,302.3 million in full year 2023
•Gross profit of $1,013.0 million, or 20.3% of revenue, up 3.2% compared to $981.2 million, or 22.8% of revenue, in full year 2023
•Net income of $211.8 million, compared to net income of $267.1 million in full year 2023 and diluted earnings per share of $1.23, down 16.9% compared to diluted earnings per share of $1.48, inclusive of the impact from non-operating income, in full year 2023
•Adjusted net income of $272.8 million, compared to adjusted net income of $257.7 million in full year 2023 and adjusted diluted earnings per share of $1.58, up 10.5% compared to adjusted diluted earnings per share of $1.43 in full year 2023
•Adjusted EBITDA of $443.8 million, up 4.4% compared to $425.2 million in full year 2023
•Cash flow from operations of $323.4 million, down 12.9% compared to $371.3 million in full year 2023

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team’s execution produced solid financial results in the fourth quarter and full year 2024, demonstrating resilience in a dynamic and challenging period, while continuing to place the patient at the center of everything that we do. I am excited about the road ahead and the opportunity to leverage our capabilities to provide more patients high quality, affordable care, in a setting in which they wish to receive it.”
Full Year 2025 Financial Guidance
For the full year 2025, Option Care Health expects to deliver the following financial results:
•Net revenue of $5.3 billion to $5.5 billion
•Adjusted diluted earnings per share of $1.59 to $1.69
•Adjusted EBITDA of $450 million to $470 million
•Cash flow from operations of at least $320 million
•Effective tax rate of 25% - 27%
•Net interest expense of approximately $55 million to $60 million
Conference Call
Option Care Health will host a conference call to discuss its financial results later today at 8:30 a.m. EST. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Mike Shapiro
Chief Financial Officer
T: (312) 940-2538
mike.shapiro@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted earnings per share ("Adjusted EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, earnings per share, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, net of tax adjustments (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted earnings per share represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA or Adjusted diluted earnings per share guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$412,565	$343,849
Accounts receivable, net	409,733	377,658
Inventories	388,131	274,004
Prepaid expenses and other current assets	112,198	98,744
Total current assets	1,322,627	1,094,255

NONCURRENT ASSETS:
Property and equipment, net	127,367	120,630
Intangible assets, net	16,993	20,092
Referral sources, net	284,017	315,304
Goodwill	1,540,246	1,540,246
Other noncurrent assets	130,493	126,508
Total noncurrent assets	2,099,116	2,122,780
TOTAL ASSETS	$3,421,743	$3,217,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$610,779	$426,513
Other current liabilities	169,367	191,796
Total current liabilities	780,146	618,309

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,104,641	1,056,650
Other noncurrent liabilities	132,718	120,404
Total noncurrent liabilities	1,237,359	1,177,054
Total liabilities	2,017,505	1,795,363

STOCKHOLDERS' EQUITY	1,404,238	1,421,672
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,421,743	$3,217,035

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
NET REVENUE	$1,346,418	$1,124,390	$4,998,202	$4,302,324
COST OF REVENUE	1,078,039	877,267	3,985,209	3,321,101
GROSS PROFIT	268,379	247,123	1,012,993	981,223

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	164,727	147,783	630,251	607,427
Depreciation and amortization expense	16,615	14,784	60,909	59,201
Total operating expenses	181,342	162,567	691,160	666,628
OPERATING INCOME	87,037	84,556	321,833	314,595

OTHER INCOME (EXPENSE):
Interest expense, net	(10,879)	(12,432)	(49,029)	(51,248)
Other, net	4,891	6,801	10,795	95,395
Total other (expense) income	(5,988)	(5,631)	(38,234)	44,147

INCOME BEFORE INCOME TAXES	81,049	78,925	283,599	358,742
INCOME TAX EXPENSE	20,916	21,748	71,776	91,652
NET INCOME	$60,133	$57,177	$211,823	$267,090

Earnings per share, basic	$0.36	$0.32	$1.23	$1.49
Earnings per share, diluted	$0.35	$0.32	$1.23	$1.48

Weighted average common shares outstanding, basic	168,816	176,055	171,567	178,973
Weighted average common shares outstanding, diluted	169,980	177,743	172,845	180,375

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$211,823	$267,090
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	63,498	62,200
Deferred income taxes - net	12,656	12,766
Other non-cash adjustments	55,661	50,684
Changes in operating assets and liabilities:
Accounts receivable, net	(32,075)	224
Inventories	(114,127)	(51,000)
Accounts payable	183,395	47,703
Other	(57,439)	(18,372)
Net cash provided by operating activities	323,392	371,295

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(35,606)	(41,866)
Proceeds from sale of assets	—	3,743
Business acquisitions, net of cash acquired	—	(12,494)
Other investing activities	(864)	(5,889)
Net cash used in investing activities	(36,470)	(56,506)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	49,959	—
Purchase of company stock and related excise taxes	(252,726)	(250,261)
Other financing activities	(15,439)	(14,865)
Net cash used in financing activities	(218,206)	(265,126)

NET INCREASE IN CASH AND CASH EQUIVALENTS	68,716	49,663
Cash and cash equivalents - beginning of the period	343,849	294,186
CASH AND CASH EQUIVALENTS - END OF PERIOD	$412,565	$343,849

Schedule 4
OPTION CARE HEALTH, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$60,133	$57,177	$211,823	$267,090
Interest expense, net	10,879	12,432	49,029	51,248
Income tax expense	20,916	21,748	71,776	91,652
Depreciation and amortization expense	17,469	15,777	63,498	62,200
EBITDA	109,397	107,134	396,126	472,190

EBITDA adjustments
Stock-based incentive compensation expense	8,523	7,571	36,143	30,479
Loss on extinguishment of debt	—	—	377	—
Restructuring, acquisition, integration and other (1)	3,639	(3,103)	11,143	(77,486)
Adjusted EBITDA	$121,559	$111,602	$443,789	$425,183

Net income	$60,133	$57,177	$211,823	$267,090
Intangible asset amortization expense	8,596	8,629	34,405	34,381
Stock-based incentive compensation expense	8,523	7,571	36,143	30,479
Restructuring, acquisition, integration and other (1)	3,639	(3,103)	11,143	(77,486)
Total pre-tax adjustments	20,758	13,097	81,691	(12,626)
Tax adjustments (2)	(5,356)	(3,615)	(20,668)	3,220
Adjusted net income	$75,535	$66,659	$272,846	$257,684

Earnings per share, diluted	$0.35	$0.32	$1.23	$1.48
Adjusted earnings per share, diluted	$0.44	$0.38	$1.58	$1.43
Weighted average common shares outstanding, diluted	169,980	177,743	172,845	180,375
(1) Restructuring, acquisition, integration and other for the year ended December 31, 2023 includes the Amedisys merger termination fee, net of merger-related expenses
(2) Tax adjustments for the three months and year ended December 31, 2024 and 2023 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate